Exhibit 10.03

FIXED PAYMENT BRIDGE NOTE

LENDER: [*]

BORROWER: Connectyx Group Holdings Company, Inc. A Florida corporation whose address is 1825 NW Corporate Blvd. Boca Raton Florida, 33431

CLOSING DATE: [*]

BORROWERS PROMISE TO PAY: $[*]([*] DOLLARS), an amount referred to as the” payment amount” in return for the loan that Borrower has received for $[*] ([*] DOLLARS) to the Lender on or before the MATURITY DATE.

Borrower will make all payments under this note in the form of cash, check or money order, or electronic funds transfer to an account designated by Lender.

Lender, and anyone who takes this note by authorized transfer and who is entitled to receive payments under this Note is called the Note Holder.

TERM AND MATURITY DATE: The term of the note shall be six months from the date of closing which is [*] and the MATURITY DATE is the date which is six months from the CLOSING DATE.

EXTENSION OF MATURITY DATE: Borrower shall have the right to extend the MATURITY DATE by up to 90 (NINETY) days. This shall be known as the EXTENDED MATURITY DATE. In the event that borrower extends the MATURITY DATE, borrower will incur late fees, penalties and additional simple interest (THE ACCRUED EXTENSION PAYMENTS) totaling 3% per month on the PAYMENT AMOUNT. For clarities sake THE ACCRUED EXTENSION PAYMENT is equal to

$[*] ([*] DOLLARS) per month.

PREPAYMENT: Borrower shall have the right to prepay this note at any time prior to the maturity date or any extension thereof at borrowers’ sole discretion. In the event that a prepayment happens prior to the maturity date, the PAYMENT AMOUNT shall not be adjusted and shall remain $[*] ([*] DOLLARS). In the event that a payment occurs prior to the end of the 90 day possible extension, the ACCRUED EXTENSION PAYMENT shall be prorated on a daily basis to determine the final amount owed.

COLLATERAL: As COLLATERAL Paul Michaels and Richard Garr shall pledge Series C Founders stock issued to them representing an amount equal to 2.4% (two and four tenths percent) of the issued and outstanding stock of Borrower as of the close of business on the CLOSING DATE. Such share certificates to be held at the Transfer Agent of the Company; Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560. In the event that full payment of the PAYMENT AMOUNT is not made on or prior to the MATURITY DATE or the EXTENDED MATURITY DATE if an extension is exercised by BORROWER; then and in that event Paul Michaels and Richard Garr shall provide LENDER with additional collateral equal to and additional 50% of the amount of collateral provided under the original terms.

WARRANTS: In addition, on the CLOSING DATE, BORROWER shall be issued [*] ([*]) warrants for the purchase of one share each of BORROWERS’ common stock exercisable within 3 (THREE) years of the CLOSING DATE, in whole or in parts, at the price of $0.05 (FIVE CENTS) per share. LENDER acknowledges and agrees that the shares underlying the WARRANTS are unregistered shares as of the date of issuance. BORROWER shall use best efforts to register such shares underlying the WARRANTS in the next registration statement that it files after the anticipated Reg A+ raise anticipated to occur following this Bridge loan.

NOTICES: Unless applicable law requires a different method, any notice that must be given under this note, to either party, will be given by delivering the notice, or mailing it to the property addresses provided for each party above; or to a new address later provided with proper notice.

CORPORATE AUTHORITY: BORROWER represents and warranties that it has the authority to undertake this obligation; and has authorized Paul Michaels, it’s Chairman to execute this agreement.

Date: _____________________

LENDER:	[*]

BORROWER:	Connectyx Group Holdings Company, Inc.